Exhibit 99.2


POWER OF ATTORNEY


BY THIS POWER OF ATTORNEY SEVEN NETWORK LIMITED (A.C.N. 052 816 789), a New South Wales corporation ("Donor") hereby nominates, constitutes and appoints the person described in Schedule 1 (each an "Attorney") to be its true and lawful attorney:

(a) to sign, as an agreement under hand or to sign seal and deliver as a deed (either in the name of an Attorney or the Donor) the documents ("Documents") described in Schedule 2;

(b) to incorporate into the Documents all amendments and provisions as may seem necessary or desirable to the Attorney who signs the Documents as conclusively evidenced by his execution thereof; and

(c) to sign and/or perform all other instruments, assurances, acts, matters and things which in the opinion of the Donor or an Attorney (as conclusively evidenced by the execution or performance by an Attorney of any instrument, assurance, act, matter or thing) are or may be necessary, incidental or desirable in relation to the execution, sealing or delivery of the Documents or any matter or transaction required by or contemplated in the Documents;

and the Donor hereby declares that the Documents and any other instrument executed by an Attorney and all acts, matters and things done by an Attorney in performance of this Power will be as good, valid and effectual to all intents and purposes as if the same had been duly executed or done (as the case may be) by the Donor itself and the Donor hereby indemnifies each Attorney in respect of any and all liabilities arising from anything lawfully done by the Attorney pursuant to this Power and the Donor hereby declares that this Power of Attorney and the powers hereby conferred continue in force until notice of revocation of the Power has been received by the Attorney. The Donor hereby agrees that any person or corporation dealing with any Attorney in good faith may accept a written statement by that Attorney to the effect that the Attorney has not received notice of revocation of this Power as conclusive evidence of that fact.
                                Schedule 1

Michael Gleason                   /s/ Michael R. Gleason
                                      Specimen signature of Michael Gleason

                                Schedule 2

To sign any and all amendments to the Schedule 13D, and any reports filed pursuant to Section 16 of the Securities Exchange Act of 1934, filed on behalf of it with respect to its beneficial ownership of Metro-Goldwyn-Mayer Inc and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission.

IN WITNESS this Power of Attorney has been duly sworn 13 March 1998.

THE COMMON SEAL of
SEVEN NETWORK LIMITED was
affixed by the authority of the Board of Directors in the presence of:


/s/  Judith Howard                           /s/  Gary Rice
(Signature of Secretary/Director)            (Signature of Director)




SEALED AND SUBSCRIBED TO before
me on this 13th day of March 1998, to
certify which witness my hand and seal
of office.


/s/ Michael Lloyd-Jones
Michael Lloyd-Jones
Notary Public